As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 333-124741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRX, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	7374	58-2502748
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(404) 929-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Norwood H. (“Trip”) Davis, III

President and Chief Executive Officer

TRX, Inc.

6 West Druid Hills Drive

Atlanta, Georgia 30329

(404) 929-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Jeffrey K. Haidet, Esq. McKenna Long & Aldridge LLP Suite 5300 303 Peachtree Street Atlanta, Georgia 30308-3201 (404) 527-4000	John D. Wilson, Esq. Shearman & Sterling LLP 525 Market Street San Francisco, California 94105 (415) 616-1100

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

TRX, Inc. has prepared this Amendment No. 2 to the Registration Statement on Form S-1 (File 333-124741) for the purpose of filing certain exhibits to the Registration Statement. Amendment No. 2 does not modify any provisions of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discount and commission, payable by the Registrant in connection with the sale of the common stock being registered. All amounts are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC Registration Fee		$9,416
NASD Filing Fee		$8,500
Nasdaq National Market Listing Fee		$5,000
Blue Sky Fees and Expenses		*
Printing and Engraving Costs		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees and Expenses		*
Miscellaneous		*

Total	$	*

*	To be supplied by amendment.

Item 14. Indemnification of Directors and Officers

Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code (the “Georgia Code”) govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of TRX for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which he may become involved by reason of being a director of TRX. Section 14-2-851 also provides such indemnity for directors who, at the request of TRX, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. Section 14-2-851 permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of TRX and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding. However, if the director is adjudged liable to TRX in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors, (ii) by a majority of the members of a committee of two or more disinterested directors, (iii) by special legal counsel or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

Section 14-2-857 of the Georgia Code provides that an officer who is not a director has the right of indemnification granted to directors under Section 14-2-852, as described above. In addition, TRX may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

Our Articles of Incorporation limit the personal liability of our directors to TRX or our shareholders for monetary damage for any breach of duty as a director, provided that we cannot limit the liability of a director for:

•	a breach of duty involving appropriation of a business opportunity of TRX;

•	an act or omission which involves intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper personal benefit; or

•	unlawful corporate distributions.

In addition, if at any time the Georgia Code is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each of our directors shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended.

Our bylaws require us to indemnify any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was one of our directors or officers, against liability incurred by the director or officer in such proceeding except for any liability incurred in a proceeding in which the director or officer is adjudged liable to us or is subjected to injunctive relief in our favor for:

•	any appropriation, in violation of such director’s or officer’s duties, of any business opportunity of TRX;

•	acts or omissions which involve intentional misconduct or a knowing violation of law;

•	any transaction from which such officer or director received an improper personal benefit; or

•	unlawful corporate distributions.

Reference is hereby made to Section 7 of the Underwriting Agreement, the form of which is filed as Exhibit 1 hereto, in which the Underwriters agree to indemnify our directors and officers and certain other persons against certain civil liabilities.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all securities sold by the registrant since January 1, 2002:

1. In June 2004, we issued and sold an aggregate of 408,496 shares of our common stock for an aggregate purchase price of $5,000,000. Of those shares, 324,123 shares were sold to BCD Technology, S.A., 47,029 shares were sold to Sabre Investments, Inc., 24,449 shares were sold to Davis Family Holdings, LLC, and an aggregate of 12,895 shares were sold to several other shareholders.

2. Since our inception, we have granted to employees, officers and directors under our 2000 Stock Incentive Plan options to purchase an aggregate of 1,364,620 shares of our common stock in consideration for services provided to us. The exercise prices range from $5.00 per share to $12.24 per share, with a weighted average exercise price of $8.73 per share for all issued options. The weighted average exercise price per share of all options currently outstanding is $10.06 per share.

The issuances of the above securities were deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act or, with respect to issuances to employees and consultants, Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information from the registrant or had adequate access, through their relationships with the registrant, to such information.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The following exhibits are filed with this registration statement.

Exhibit No.	Description
1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Articles of Incorporation of TRX, Inc. as currently in effect.

3.2**	Amended and Restated Bylaws of TRX, Inc., as currently in effect.

3.3*	Form of Amended and Restated Certificate of Incorporation of TRX, Inc., to be effective upon the completion of this offering.

3.4*	Form of Amended and Restated Bylaws of TRX, Inc., to be effective upon the completion of this offering.

4.1*	Specimen Common Stock certificate.

4.2**

Amended and Restated Shareholders Agreement, dated August 31, 2001, by and among TRX, Inc., BCD Technology, S.A., Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler.

4.3**	Amended and Restated Shareholders Agreement, dated May 23, 2001, by and among TRX, Inc., BCD Technology, S.A., Ralph Manaker, Velva Wiggins and Davis Family Holdings, LLC.

4.4**

Shareholders Agreement, dated November 5, 1999, as amended February 18, 2000 and November 16, 2001, by and among WT Technologies, Inc., Hogg Robinson International Benefits Limited and BCD Technology, S.A.

4.5**	Rights Agreement, dated November 16, 2001, by and among Sabre Investments, Inc., BCD Technology, S.A. and TRX, Inc.

4.6**	Shareholders Agreement, dated January 21, 2004, by and among TRX, Inc., BCD Technology, S.A. and Michael A. Buckman.

4.7**	Shareholders Agreement, dated December 30, 2003, by and among TRX, Inc., BCD Technology, S.A. and Davis Family Holdings II, LLC.

4.8**	Voting and Transfer Restriction Agreement, dated November 4, 1999, by and among WT Technologies, Inc., Susan R. Hopley and the Smith Trust.

4.9**	Registration Rights Agreement, dated July 24, 2000, by and between TRX, Inc. and American Express Travel Related Services Company, Inc.

4.10**	Securityholders Agreement, dated July 1, 2002, by and among TRX, Inc. and WorldTravel Partners I, LLC.

5*	Opinion of McKenna Long & Aldridge LLP (including consent).

10.1**	Convertible Promissory Note, dated July 1, 2002, as amended December 30, 2004, made by TRX, Inc. in favor of WorldTravel Partners I, LLC.

10.2**	Convertible Promissory Note, dated November 16, 2001, made by TRX, Inc. in favor of Hogg Robinson Holdings BV.

Exhibit No.	Description
10.3**	First Amendment to Convertible Promissory Note and Consent to Loan Transaction, dated December 30, 2004, by and between TRX, Inc. and Hogg Robinson Holdings BV.

10.4**	Amended and Restated Convertible Promissory Note, dated July 1, 2002, as amended December 30, 2004, made by TRX, Inc. in favor of BCD Technology, S.A.

10.5**	Letter Agreement, dated December 31, 2004, by and among BCD Technology, S.A. and Norwood H. Davis, III, Davis Family Holdings, LLC and Davis Family Holdings II, LLC.

10.6**	Letter Agreement, dated November 16, 2001, by and between TRX, Inc. and Davis Family Holdings, LLC.

10.7**	Convertible Promissory Note, dated November 16, 2001, as amended December 30, 2004, made by TRX, Inc. in favor of Davis Family Holdings, LLC.

10.8**	Amended and Restated Promissory Note and Security Agreement, dated February 8, 2005, made by Davis Family Holdings, LLC in favor of TRX, Inc.

10.9**	Senior Secured Convertible Note Purchase Agreement, dated November 16, 2001, by and between TRX, Inc. and Sabre Investments, Inc.

10.10**	Senior Secured Convertible Promissory Note, dated November 16, 2001, as amended April 23, 2003, made by TRX, Inc. in favor of Sabre Investments, Inc.

10.11**

Second Amendment to Senior Secured Convertible Promissory Note, Release of Security Interest, and Consent to Loan Transaction, dated December 30, 2004, by and between TRX, Inc., TRX Data Services, Inc. f/k/a Arthur H. Ltd, TRX Fulfillment Services, LLC, TRX Technology Services, L.P., Travel Technology, LLC, Technology Licensing Company, LLC and Sabre Investments, Inc.

10.12**	Credit Agreement, dated December 30, 2004, by and between TRX, Inc. and Bank of America, N.A.

10.13**	Note, dated December 30, 2004, made by TRX, Inc. in favor of Bank of America, N.A.

10.14**	Capital Contribution Agreement, dated December 30, 2004, by and among Bank of America, N.A., TRX, Inc. and BCD Holdings N.V.

10.15**	Securities Pledge Agreement, dated December 30, 2004, made by TRX, Inc. and each of the TRX, Inc. subsidiaries named therein, in favor of Bank of America, N.A.

10.16**	Security Agreement, dated December 30, 2004, made by TRX, Inc. and each of the TRX, Inc. subsidiaries named therein, in favor of Bank of America, N.A.

10.17**	Services Agreement, dated December 23, 2002, by and between American Airlines, Inc. and TRX Fulfillment Services, LLC.

10.18†

Service Bureau Agreement, dated July 24, 2000, as amended March 9, 2001, July 15, 2002 and June 6, 2003, by and between Travel Technologies Group, L.P., d/b/a Travel Technologies Group, and American Express Travel Related Service Company, Inc.

10.19	Warrant Purchase Agreement, dated July 24, 2000, by and between TRX, Inc. and American Express Travel Related Services Company, Inc.

10.20†	Warrant Agreement, dated July 24, 2000, by and between TRX, Inc. and American Express Travel Related Services Company, Inc.

10.21†	Service Agreement, dated July 1, 2004, by and between TRX Data Services, Inc. and American Express Travel Related Services Company, Inc.

10.22**	Warrant Agreement, dated November 16, 2001, by and between TRX, Inc. and Sabre Investments, Inc.

Exhibit No.	Description
10.23**	Employment Contract, dated December 31, 2004, by and between Norwood H. Davis, III and TRX, Inc.

10.24**	Employment Contract, dated April 1, 2001, as amended August 5, 2004 and April 27, 2005, by and between Lindsey Sykes and TRX, Inc.

10.25**	Employment Contract, dated February 1, 2000, as amended July 1, 2001, November 1, 2002 and April 26, 2005, by and between Timothy J. Severt and TRX, Inc.

10.26**	Employment Contract, dated April 5, 2004, as amended April 27, 2005, by and between Victor Pynn and TRX, Inc.

10.27**

Lease Agreement, dated September 26, 1995, as amended August 7, 1996, April 8, 1997, December 3, 1997, October 5, 1998, April 22, 1999, August 17, 1999, March 29, 2000, January 1, 2003 and July 26, 2004, by and between WorldTravel Partners, L.P. and Weeks Realty, L.P.

10.28**	Lease Agreement, dated January 1, 2003, by and between Create-a-Book, Inc. and TRX, Inc.

10.29**

Lease Agreement, dated September 15, 1997, as amended June 15, 1998, October 1, 1998, June 15, 1999, April 15, 2000, May 31, 2000, July 15, 2000, July 31, 2000, February 15, 2001, August 15, 2001, June 15, 2003 and July 31, 2003 by and between Travel Technologies Group, L.P. and 4849 Greenville Partners.

10.30**	Sublease Agreement, with Rider, dated December 20, 2001, by and between Qwest Cyber Solutions LLC and TRX, Inc.

10.31**	Office Building Lease, dated October 1, 2004, by and between TRX, Inc. and Charles E. Smith Real Estate Services L.P.

10.32**	Lease by and between TRX Germany GmbH i.G. and DIFA Deutsche Immobilien Fonds AG.

10.33**	Lease Agreement, dated September 28, 2000, by and among Hogg Group plc, e-TRX Limited and Hogg Robinson PLC.

10.34**	Sublease Agreement, dated March 1, 2005, by and between Hogg Robinson plc and TRX Europe Limited.

10.35**	Lease Agreement, dated December 1, 1999, by and between Michael W. Barker, Denver D. Horn and WorldTravel Technologies, LLC d/b/a OFS Online Fulfillment Services.

10.36**

Lease, dated June 25, 1998, with Addendum dated December 7, 1998, by and between Ft. Motte Partners, LLC and Cendant Operations, Inc., as assigned to and assumed by TRX, Inc., pursuant to an Assignment and Assumption of Lease, dated April 15, 2000, by and between Cendant Operations, Inc., Cendant Financing Holding, Inc., TRX, Inc. and Ft. Motte Partners, LLC.

10.37**	Amended and Restated Loan Agreement, dated January 1, 2004, by and between Hogg Robinson plc and TRX Europe, Ltd. f/k/a e-TRX Limited.

10.38**	Loan Agreement, dated January 1, 2004, by and between Hogg Robinson plc and TRX Luxembourg S.à.r.l.

10.39**	Amended and Restated e-TRX Loan Agreement, dated January 1, 2004, by and between Hogg Robinson plc and e-TRX Limited.

10.40**	Amended and Restated Shared Services Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.

10.41**	Amended and Restated Service Bureau Software Services Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.42**	Amended and Restated Software Support Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.

Exhibit No.	Description
10.43**	Amended and Restated Software License Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.44**	Amended and Restated Software Development Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.45**	Loan Agreement, dated January 1, 2004, by and between Kuoni Reisen Holding AG and TRX Luxembourg S.à.r.l.
10.46**	Agreement for the Provision of Travel Fulfillment Services, dated March 19, 2002, as amended May 24, 2005 between Expedia Inc. and TRX Germany GmbH.
10.47**	Master Services Agreement, dated February 1, 2002, as amended January 10, 2003, with Addendums, by and between Citibank, N.A. and TRX Data Services, Inc.
10.48**	Amended and Restated Service Agreement, dated November 1, 2003, between TRX, Inc. and Expedia, Inc.
10.49**	Second Amended and Restated Contract for the Supply of Fulfillment and CallCentre Services, dated November 30, 2004, by and between Opodo Limited and TRX Europe Limited.
10.50**	Master Agreement, dated January 1, 2002, by and between TRX Technology Services, L.P. and WorldTravel Partners I, LLC.
10.51**	TRX Fulfillment Services Agreement, dated October 1, 2003, by and between Hotwire Inc. and TRX Fulfillment Services, LLC.
10.52**	Amended and Restated Shared Services Agreement, dated April 1, 2002, by and between WorldTravel Partners I, LLC and TRX, Inc.
10.53**	Travel Technologies Group, L.P. End User Software License Agreement, dated August 31, 2000, by and between Sabre, Inc. and TRX Technology Services, L.P. f/k/a Travel Technologies Group, L.P.
10.54**	Shared Services Agreement, dated August 1, 2004, by and between TRX, Inc. and Siemens Shared Services, LLC.
10.55**	License Agreement, dated March 6, 2003, between TRX, Inc. and Sabre, Inc.
10.56**	Sabre License Agreement, dated July 17, 2001, as amended September 7, 2001 and February 22, 2002, by and between TRX Technology Services, L.P. and Sabre, Inc.
10.57**	TRX, Inc. 2000 Stock Incentive Plan.
21**	Subsidiaries of the Registrant.
23.1**	Consent of Deloitte & Touche LLP.
23.2*	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5).
24**	Powers of Attorney.

*	To be filed by Amendment.
**	Previously filed
†	Confidential treatment requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required or because the required information is given in the financial statements or the notes to those statements.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form or prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 24, 2005.

TRX, Inc.

By:	/S/ NORWOOD H. (“TRIP”) DAVIS, III
Norwood H. (“Trip”) Davis, III
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on June 24, 2005.

Signature	Title

/s/ NORWOOD H. (“TRIP”) DAVIS, III Norwood H. (“Trip”) Davis, III	President, Chief Executive Officer and Director

/s/ LINDSEY B. SYKES Lindsey B. Sykes	Chief Financial Officer (principal financial and accounting officer)

William F. Brindle	Director

* John F. Davis, III	Director

* Johan G. Drechsel	Chairman of the Board and Director

* John A. Fentener van Vlissingen	Director

* Michael W. Gunn	Director

Thomas Klein	Director

* /s/ TIMOTHY J. SEVERT Timothy J. Severt Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Articles of Incorporation of TRX, Inc. as currently in effect.

3.2**	Amended and Restated Bylaws of TRX, Inc., as currently in effect.

3.3*	Form of Amended and Restated Certificate of Incorporation of TRX, Inc., to be effective upon the completion of this offering.

3.4*	Form of Amended and Restated Bylaws of TRX, Inc., to be effective upon the completion of this offering.

4.1*	Specimen Common Stock certificate.

4.2**

Amended and Restated Shareholders Agreement, dated August 31, 2001, by and among TRX, Inc., BCD Technology, S.A., Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler.

4.3**	Amended and Restated Shareholders Agreement, dated May 23, 2001, by and among TRX, Inc., BCD Technology, S.A., Ralph Manaker, Velva Wiggins and Davis Family Holdings, LLC.

4.4**

Shareholders Agreement, dated November 5, 1999, as amended February 18, 2000 and November 16, 2001, by and among WT Technologies, Inc., Hogg Robinson International Benefits Limited and BCD Technology, S.A.

4.5**	Rights Agreement, dated November 16, 2001, by and among Sabre Investments, Inc., BCD Technology, S.A. and TRX, Inc.

4.6**	Shareholders Agreement, dated January 21, 2004, by and among TRX, Inc., BCD Technology, S.A. and Michael A. Buckman.

4.7**	Shareholders Agreement, dated December 30, 2003, by and among TRX, Inc., BCD Technology, S.A. and Davis Family Holdings II, LLC.

4.8**	Voting and Transfer Restriction Agreement, dated November 4, 1999, by and among WT Technologies, Inc., Susan R. Hopley and the Smith Trust.

4.9**	Registration Rights Agreement, dated July 24, 2000, by and between TRX, Inc. and American Express Travel Related Services Company, Inc.

4.10**	Securityholders Agreement, dated July 1, 2002, by and among TRX, Inc. and WorldTravel Partners I, LLC.

5*	Opinion of McKenna Long & Aldridge LLP (including consent).

10.1**	Convertible Promissory Note, dated July 1, 2002, as amended December 30, 2004, made by TRX, Inc. in favor of WorldTravel Partners I, LLC.

10.2**	Convertible Promissory Note, dated November 16, 2001, made by TRX, Inc. in favor of Hogg Robinson Holdings BV.

10.3**	First Amendment to Convertible Promissory Note and Consent to Loan Transaction, dated December 30, 2004, by and between TRX, Inc. and Hogg Robinson Holdings BV.

10.4**	Amended and Restated Convertible Promissory Note, dated July 1, 2002, as amended December 30, 2004, made by TRX, Inc. in favor of BCD Technology, S.A.

10.5**	Letter Agreement, dated December 31, 2004, by and among BCD Technology, S.A. and Norwood H. Davis, III, Davis Family Holdings, LLC and Davis Family Holdings II, LLC.

10.6**	Letter Agreement, dated November 16, 2001, by and between TRX, Inc. and Davis Family Holdings, LLC.

10.7**	Convertible Promissory Note, dated November 16, 2001, as amended December 30, 2004, made by TRX, Inc. in favor of Davis Family Holdings, LLC.

Exhibit No.	Description

10.8**	Amended and Restated Promissory Note and Security Agreement, dated February 8, 2005, made by Davis Family Holdings, LLC in favor of TRX, Inc.

10.9**	Senior Secured Convertible Note Purchase Agreement, dated November 16, 2001, by and between TRX, Inc. and Sabre Investments, Inc.

10.10**	Senior Secured Convertible Promissory Note, dated November 16, 2001, as amended April 23, 2003, made by TRX, Inc. in favor of Sabre Investments, Inc.

10.11**

Second Amendment to Senior Secured Convertible Promissory Note, Release of Security Interest, and Consent to Loan Transaction, dated December 30, 2004, by and between TRX, Inc., TRX Data Services, Inc. f/k/a Arthur H. Ltd, TRX Fulfillment Services, LLC, TRX Technology Services, L.P., Travel Technology, LLC, Technology Licensing Company, LLC and Sabre Investments, Inc.

10.12**	Credit Agreement, dated December 30, 2004, by and between TRX, Inc. and Bank of America, N.A.

10.13**	Note, dated December 30, 2004, made by TRX, Inc. in favor of Bank of America, N.A.

10.14**	Capital Contribution Agreement, dated December 30, 2004, by and among Bank of America, N.A., TRX, Inc. and BCD Holdings N.V.

10.15**	Securities Pledge Agreement, dated December 30, 2004, made by TRX, Inc. and each of the TRX, Inc. subsidiaries named therein, in favor of Bank of America, N.A.

10.16**	Security Agreement, dated December 30, 2004, made by TRX, Inc. and each of the TRX, Inc. subsidiaries named therein, in favor of Bank of America, N.A.

10.17**	Services Agreement, dated December 23, 2002, by and between American Airlines, Inc. and TRX Fulfillment Services, LLC.

10.18†

Service Bureau Agreement, dated July 24, 2000, as amended March 9, 2001, July 15, 2002 and June 6, 2003, by and between Travel Technologies Group, L.P., d/b/a Travel Technologies Group, and American Express Travel Related Service Company, Inc.

10.19	Warrant Purchase Agreement, dated July 24, 2000, by and between TRX, Inc. and American Express Travel Related Services Company, Inc.

10.20†	Warrant Agreement, dated July 24, 2000, by and between TRX, Inc. and American Express Travel Related Services Company, Inc.

10.21†	Service Agreement, dated July 1, 2004, by and between TRX Data Services, Inc. and American Express Travel Related Services Company, Inc.

10.22**	Warrant Agreement, dated November 16, 2001, by and between TRX, Inc. and Sabre Investments, Inc.

10.23**	Employment Contract, dated December 31, 2004, by and between Norwood H. Davis, III and TRX, Inc.

10.24**	Employment Contract, dated April 1, 2001, as amended August 5, 2004 and April 27, 2005, by and between Lindsey Sykes and TRX, Inc.

10.25**	Employment Contract, dated February 1, 2000, as amended July 1, 2001, November 1, 2002 and April 26, 2005, by and between Timothy J. Severt and TRX, Inc.

10.26**	Employment Contract, dated April 5, 2004, as amended April 27, 2005, by and between Victor Pynn and TRX, Inc.

10.27**

Lease Agreement, dated September 26, 1995, as amended August 7, 1996, April 8, 1997, December 3, 1997, October 5, 1998, April 22, 1999, August 17, 1999, March 29, 2000, January 1, 2003 and July 26, 2004, by and between WorldTravel Partners, L.P. and Weeks Realty, L.P.

Exhibit No.	Description

10.28**	Lease Agreement, dated January 1, 2003, by and between Create-a-Book, Inc. and TRX, Inc.

10.29**

Lease Agreement, dated September 15, 1997, as amended June 15, 1998, October 1, 1998, June 15, 1999, April 15, 2000, May 31, 2000, July 15, 2000, July 31, 2000, February 15, 2001, August 15, 2001, June 15, 2003 and July 31, 2003 by and between Travel Technologies Group, L.P. and 4849 Greenville Partners.

10.30**	Sublease Agreement, with Rider, dated December 20, 2001, by and between Qwest Cyber Solutions LLC and TRX, Inc.

10.31**	Office Building Lease, dated October 1, 2004, by and between TRX, Inc. and Charles E. Smith Real Estate Services L.P.

10.32**	Lease by and between TRX Germany GmbH i.G. and DIFA Deutsche Immobilien Fonds AG.

10.33**	Lease Agreement, dated September 28, 2000, by and among Hogg Group plc, e-TRX Limited and Hogg Robinson PLC.

10.34**	Sublease Agreement, dated March 1, 2005, by and between Hogg Robinson plc and TRX Europe Limited.

10.35**	Lease Agreement, dated December 1, 1999, by and between Michael W. Barker, Denver D. Horn and WorldTravel Technologies, LLC d/b/a OFS Online Fulfillment Services.

10.36**

Lease, dated June 25, 1998, with Addendum dated December 7, 1998, by and between Ft. Motte Partners, LLC and Cendant Operations, Inc., as assigned to and assumed by TRX, Inc., pursuant to an Assignment and Assumption of Lease, dated April 15, 2000, by and between Cendant Operations, Inc., Cendant Financing Holding, Inc., TRX, Inc. and Ft. Motte Partners, LLC.

10.37**	Amended and Restated Loan Agreement, dated January 1, 2004, by and between Hogg Robinson plc and TRX Europe, Ltd. f/k/a e-TRX Limited.

10.38**	Loan Agreement, dated January 1, 2004, by and between Hogg Robinson plc and TRX Luxembourg S.à.r.l.

10.39**	Amended and Restated e-TRX Loan Agreement, dated January 1, 2004, by and between Hogg Robinson plc and e-TRX Limited.

10.40**	Amended and Restated Shared Services Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.

10.41**	Amended and Restated Service Bureau Software Services Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.42**	Amended and Restated Software Support Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.43**	Amended and Restated Software License Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.44**	Amended and Restated Software Development Agreement, dated January 1, 2004, by and between e-TRX Limited and Hogg Robinson plc.
10.45**	Loan Agreement, dated January 1, 2004, by and between Kuoni Reisen Holding AG and TRX Luxembourg S.à.r.l.
10.46**	Agreement for the Provision of Travel Fulfillment Services, dated March 19, 2002, as amended May 24, 2005 between Expedia Inc. and TRX Germany GmbH.
10.47**	Master Services Agreement, dated February 1, 2002, as amended January 10, 2003, with Addendums, by and between Citibank, N.A. and TRX Data Services, Inc.
10.48**	Amended and Restated Service Agreement, dated November 1, 2003, between TRX, Inc. and Expedia, Inc.

Exhibit No.	Description
10.49**	Second Amended and Restated Contract for the Supply of Fulfillment and CallCentre Services, dated November 30, 2004, by and between Opodo Limited and TRX Europe Limited.
10.50**	Master Agreement, dated January 1, 2002, by and between TRX Technology Services, L.P. and WorldTravel Partners I, LLC.
10.51**	TRX Fulfillment Services Agreement, dated October 1, 2003, by and between Hotwire Inc. and TRX Fulfillment Services, LLC.
10.52**	Amended and Restated Shared Services Agreement, dated April 1, 2002, by and between WorldTravel Partners I, LLC and TRX, Inc.
10.53**	Travel Technologies Group, L.P. End User Software License Agreement, dated August 31, 2000, by and between Sabre, Inc. and TRX Technology Services, L.P. f/k/a Travel Technologies Group, L.P.
10.54**	Shared Services Agreement, dated August 1, 2004, by and between TRX, Inc. and Siemens Shared Services, LLC.
10.55**	License Agreement, dated March 6, 2003, between TRX, Inc. and Sabre, Inc.
10.56**	Sabre License Agreement, dated July 17, 2001, as amended September 7, 2001 and February 22, 2002, by and between TRX Technology Services, L.P. and Sabre, Inc.
10.57**	TRX, Inc. 2000 Stock Incentive Plan.
21**	Subsidiaries of the Registrant.
23.1**	Consent of Deloitte & Touche LLP.
23.2*	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5).
24**	Powers of Attorney.

*	To be filed by Amendment.
**	Previously filed
†	Confidential treatment requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.